                                                                    Exhibit 8(h)





                               November 7, 1985



State Street Bank and Trust Company
P.O. Box 351
Boston, Massachusetts 02102

Attention:   Fiduciary Control

Gentlemen:

      Pursuant to the Custodian Agreement dated December 27, 1978 between State Street Bank and Trust Company (the "Bank") and Institutional Liquid Assets (the "Fund"), the Fund hereby advises, authorizes and instructs the Bank to permit redemption of Fund units by check as follows:

      1. A unitholder requesting the checkwriting privilege must complete and furnish an authorization form (Exhibit A) and a signature card (Exhibit B).

      2. Upon receipt of the appropriate signature card properly completed and executed, the Bank will establish a checking account for the unitholder and the Transfer Agent will send to the unitholder Fund checks (the "Checks") bearing the name of the Bank and the Fund and the account number of such unitholder.

      3. Upon the presentment of a Check to the Bank for payment, the Bank shall accept such Check as a proper redemption request, arrange for the redemption of sufficient units in the unitholder's account to cover such Check, deposit the proceeds of such redemption into the unitholder's checking account and pay such Check if:

      (a) The Check meets the Bank's normal standards, rules and regulations for honoring checks presented to it, provided, however, with respect to an account with a signature card signed by more than one person, the Bank may accept less than all the signatures on the Check if so authorized by such persons on such signature card and may accept a signature differing from that appearing on such signature card by having an abbreviated first name or by lacking or adding a middle initial provided the signature otherwise is acceptable.

      (b) The amount of the Check is within the minimum and maximum limitations set forth in the Fund's current prospectus, but in no event, to exceed $5 million.

     (c) There are sufficient units in the unitholder's account to cover the amount of such Check not including (i) units which have been purchased by other
                                                                          -----
than Federal Funds wire within 15 calendar days immediately prior to the
----
presentment of such Check and (ii) units for which stock certificates have been issued.

     4. The bank agrees to provide reimbursement for any payment of a Check which is not "properly payable" within the meaning of Section 4-401 of the Uniform Commercial Code and the provisions hereunder.

     5. The Bank will return through normal check collection channels any Check which is not acceptable as a proper redemption request and will promptly provide a copy of such Check to Goldman, Sachs & Co. along with an explanation of the reason for not accepting such Check.

     6. Within a reasonable time after a Check redemption is made, the Transfer Agent will send a confirmation of such redemption to the unitholder and the Bank will separately return the Check to the unitholder.

     The Bank will notify Goldman, Sachs & Co. on a daily basis of the drafts received and paid.

     We agree to pay any additional fees including bank service charges and out-of-pocket expenses resulting from the foregoing instructions.

     In order to properly identify the forms to be used in connection with the checkwriting privilege, we have dated and initialed the enclosed Exhibits.

     Please indicate your agreement to the foregoing by executing and returning the enclosed copy of this letter.

                                         Sincerely,
                                         Institutional Liquid Assets


                                         By:   /s/ E. Whitman, Jr.
                                             ----------------------------------
                                                Its:   President
                                                     --------------------------


State Street Bank and Trust Co.


By:   /s/ B. Weidlich
    ---------------------------
       Its:   Vice President
           --------------------

                                   EXHIBIT A
                    AUTHORIZATION FOR REDEMPTION BY CHECK          10/85


INSTRUCTIONS:
  INDIVIDUAL ACCOUNT:  Complete Steps 1, 3, and 4.
  INSTITUTIONAL ACCOUNT: Complete all Steps.
STEP 1 -- Fill in account title and address. (This information must be identical to the registration of the unitholder account in Institutional Liquid Assets) Also fill in your Institutional Liquid Assets unitholder account number.
STEP 2 -- Institutions should enter type of organization.
STEP 3 -- Print name(s) in section (a) and sign in section (b). Officers of organizations should give their titles.
STEP 4 -- Have your signature(s) guaranteed by a commercial bank or by a brokerage firm that is a member of a recognized securities exchange. Retain the ACCOUNT COPY for your records and forward the BANK COPY and FUND COPY together with the signature card to:
           Goldman, Sachs & Co., 5050 Sears Tower, Chicago, IL 60606
Goldman, Sachs & Co. will forward this form and the signature card to State Street Bank & Trust Co.
--------------------------------------------------------------------------------
   STEP 1       At the undersigned's request, State Street Bank and Trust
Insert Account Company ("the Bank") has established a personal checking account Number If Known for the undersigned. When a check is presented on the undersigned's personal checking account for payment, the Bank will present the check to Institutional Liquid Assets as authority to redeem a sufficient number of units in the undersigned's unitholder account with Institutional Liquid
                Assets to cover the amount of the check. Checks may not be for less than $500. Institutional Liquid Assets is hereby authorized and directed to accept and act upon checks presented to it by the Bank and to redeem a sufficient number of units in the undersigned's unitholder account with Institutional Liquid
                Assets and forward the proceeds of such redemption to the Bank.
                The undersigned understands and agrees that units for which certificates have been issued or which have been in his Institutional Liquid Assets account for fifteen (15) calendar days or less and which were purchased by other than a Federal
                Funds wire will not be redeemed without the express authorization of Goldman, Sachs & Co. Any checks written for amounts which include such units will be returned marked "Non-
                Sufficient Funds". The undersigned further understands and agrees that Institutional Liquid Assets and/or its agents will not be liable for any loss, expense or cost arising out of check redemptions. The undersigned will be subject to the Bank's rules expense or cost arising out of check redemptions. The undersigned will be subject to the Bank's rules and regulations governing such checking accounts, including the right of the Bank not to honor checks in amounts exceeding the value of the undersigned's unitholder account at the time the check is presented for payment. The Bank has reserved the right to change, modify or terminate this checking account privilege at any time.

                Account Names(s):
                                ------------------------------------------------
                Address:
                        --------------------------------------------------------
                Portfolio/Account No.:
                                      ------------------------------------------

--------------------------------------------------------------------------------
   STEP 2           We hereby certify that each of the persons listed in STEP 3
If other than   has been duly elected and is now legally holding the office set an individual,  opposite his name.
insert type of      We further certify that the said
organization,                                        ---------------------------
(corporation,   is duly organized and existing and has the power to take the
 trust, etc.)   action called for by this Continuing Redemption Authorization.
                    We further certify that the signatures on the signature card which is submitted with this Application and is incorporated into this Agreement as if set forth herein, are authentic and represent individuals with legal capacity to sign on behalf of the above.
--------------------------------------------------------------------------------
  STEP 3
Names and           We further certify and agree that the above certifications,
Signatures      authorizations and appointments in this document will continue until State Street Bank and Trust Company receives actual written notice of any change thereof.

                 (a) Please print or type full names and titles:          (b) Sign below:

                  -----------------------------------------------          --------------------------------
                        (Individual, President, Trustee,                              (Signature)
                        General Partner or Representative)


                  -----------------------------------------------          --------------------------------
                        (If joint account, insert the name                            (Signature)
                              of joint account holder)

                  -----------------------------------------------          --------------------------------
                            (Secretary of Corporation)                                (Signature)

(The President or Vice President and Secretary Treasurer or Assistant Secretary of a Corporation must sign)
--------------------------------------------------------------------------------
  STEP 4
Banker or         Signatures(s) Guaranteed:
Broker signs                               -------------------------------------
                                                 (Name of Bank or Broker)

                                           By:
                                              ----------------------------------
                                                     (Authorized Signature)
--------------------------------------------------------------------------------
This authorization must be completed and received by State Street Bank and Trust Company before redemption requests by check will be honored. Retain your copy for your records. Any amendment or modification of the above information will require that a new Authorization form be completed and submitted and may require the execution of new signature cards.

                                   BANK COPY

                                   EXHIBIT B
                                SIGNATURE CARD
                          INSTITUTIONAL LIQUID ASSETS
Account Number        State Street Bank and Trust Company    Name of Portfolio
------------------------------------------------------------------------------
Account Names(s) as Registered

------------------------------------------------------------------------------
Authorized Signature(s)

1
-------------------------------------------------------------------------------

2
-------------------------------------------------------------------------------

3
-------------------------------------------------------------------------------

4
-------------------------------------------------------------------------------
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   [_]  Check if all signatures are required
                                                      _________________________
   [_]  Check if only one signature is required          DATE

   [_]  Check if combination of signatures is required and specify number_______
                          SUBJECT TO CONDITIONS ON REVERSE SIDE




The payment of funds is authorized by the signature(s) appearing on the reverse side.

If this card is signed by more than one person, all checks will require all signatures appearing on the reverse side unless a lesser number is indicated. If no indication is given, all checks will require all signatures. Each signatory guarantees the genuineness of the other signatures.

The Bank is hereby appointed agent by the person(s) [the "Depositor(s)"] signing this card and, as agent, is authorized and directed to present checks drawn on this checking account to the Fund or its transfer agent as request to redeem units of the Fund registered in the name of the Depositor(s) in the amounts of such checks and to deposit the proceeds of such redemptions in this checking account. The Bank will be liable only for its own negligence.

The Depositor(s) agrees to be subject to the rules and regulations of the Bank pertaining to this checking account as amended from time to time. The Bank reserves the right to change, modify, or terminate this checking account and authorization at any time.

REV.8/85